UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 24, 2008
(Date of earliest event reported)

HAUPPAUGE DIGITAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13559	11-3227864
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

91 Cabot Court, Hauppauge, NY 11788
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 434-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective December 24, 2008, pursuant to an Asset Purchase Agreement, dated as of October 25, 2008, as amended by that certain Amendment No. 1 to the Asset Purchase Agreement (the “Amendment”) (together with the Amendment, the “Asset Purchase Agreement”), PCTV Systems, S.a.r.l., a Luxembourg company (“Buyer”) and a wholly-owned subsidiary of Hauppauge Digital, Inc. (the “Company”), acquired certain assets and properties (the “Acquired Assets”) of Avid Technology, Inc. (“Avid”), a Delaware corporation, Pinnacle Systems, Inc., a California corporation (“Pinnacle”), Avid Technology GmbH, a limited liability company organized under the laws of Germany, Avid Development GmbH, a limited liability company organized under the laws of Germany, and Avid Technology International BV (collectively, the “Sellers”).  The purchase price consisted of $2,500,000 payable in cash; $2,500,000 payable pursuant to Promissory Note, dated December 24, 2008, made payable by the Buyer to Avid (the “Note”) and the assumption of certain liabilities.  In connection with the transaction, the Buyer or one or more of its affiliates intends to employ certain employees and occupy certain facilities located in Braunschweig, Germany.  Pursuant to the terms of the Asset Purchase Agreement, it is contemplated that the Buyer and the Company will also receive certain audited historical financial statements of the Sellers.  The Acquired Assets are used by the Sellers in the business of, among other things, the development, manufacture and sale of personal devices containing a television tuner for receiving over-the-air, satellite and/or cable television signals that are used in conjunction with personal computers for personal television viewing.

The principal amount due pursuant to the Note is payable in 12 equal monthly installments of $208,333.33, with the first such payment due and payable on January 24, 2009.   Interest on the outstanding principal amount of the Note is payable at a rate equal to (i) from December 24, 2008 until the Maturity Date (as defined in the Note), five percent (5%), (ii) from and after the Maturity Date, or during the continuance of an Event of Default (as defined in the Note), at seven percent (7%).  Pursuant to the terms of the Note, the Buyer and its affiliates are prohibited from (i) declaring or paying any cash dividend, or making a distribution on, repurchasing, or redeeming, any class of stock or other equity or ownership interest in the Buyer or its affiliates, (ii) selling, leasing, transferring or otherwise disposing of any assets or property of the Buyer or any of its affiliates, or attempting to or contracting to do so, other than (a) the sale of inventory in the ordinary course of business and consistent with past practice, (b) the granting of non-exclusive licenses of intellectual property in the ordinary course of business and consistent with past practice and (c) the sale, lease, transfer or disposition of any assets or property (other than the Acquired Assets) with a value not to exceed $500,000 in the aggregate, or (iii) dissolving or liquidating, or merging or consolidating with any other entity, or acquiring all or substantially all of the stock or assets of any other entity.

In connection with the transactions contemplated by the Asset Purchase Agreement, the Buyer, Hauppauge Digital Europe S.a.r.l. (“HDES”), and Hauppauge Computer Works, Inc. (“HCW”), each a wholly-owned subsidiary of the Company (collectively, the “Subsidiaries”) and the Sellers entered into a Transition Services Agreement, dated December 24, 2008 (the “TSA”), pursuant to which, among other things, the parties agreed to provide each other with certain services relating to infrastructure and systems, order processing and related matters and systems transition and related matters (the “Services”), as set forth in detail in the TSA.  The fees for such services are set forth in the TSA.  The term of the TSA shall be until the earlier to occur of (i) 18 months following the Closing or (ii) termination of the last of the Services to be provided pursuant to the TSA.  The TSA may be terminated by the Subsidiaries at any time upon thirty (30) days prior written notice to the Sellers and may be terminated with respect to any particular Service to be provided pursuant to the TSA upon ten (10) days prior written notice to Seller.

Further, Avid, Avid Technology International BV (collectively, the “Consignor”), and HCW and HDES (collectively, the “Consignee”) entered into an Inventory and Product Return Agreement, dated December 24, 2008 (the “Inventory Agreement”).  Pursuant to the terms of the Inventory Agreement, the Consignor is obligated to deliver the Consigned Inventory (as defined in the Inventory Agreement) to the Consignee and the Consignee is obligated to, as applicable, fill orders from products held as Consigned Inventory before filling any such orders with products or inventory other than the Consigned Inventory.  Upon the sale of Consigned Inventory by the Consignee, the Consignee has agreed to pay the Consignor for such Consigned Inventory as follows: (i) if Consignee sells Consigned Inventory for a price equal to or greater than Consignor’s Cost (as defined in the Inventory Agreement) for such Consigned Inventory, then Consignee has agreed to pay Consignor an amount equal to one hundred percent (100%) of the Consignor Cost for such Consigned Inventory; or (ii) if Consignee sells Consigned Inventory for a price less than the Consignor Cost for such Consigned Inventory, then Consignee has agreed to pay Consignor an amount equal to eighty percent (80%) of the sales price for such Consigned Inventory.  The term of the Inventory Agreement expires 18 months from the date of execution.

In connection with the transactions contemplated by the Asset Purchase Agreement, Avid, Pinnacle and the Buyer also entered into an Intellectual Property License Agreement, dated December 24, 2008 (the “IP Agreement”).  Pursuant to the terms of the IP Agreement, Avid and Pinnacle have granted the Buyer certain irrevocable, personal, non-exclusive, worldwide, fully paid, royalty-free and non-transferable licenses to certain copyrights and other intellectual property rights owned by Avid, Pinnacle and their respective subsidiaries, subject to certain termination provisions as set forth in the IP Agreement.

The descriptions of the Amendment, the Note, the TSA, the Inventory Agreement and the IP Agreement and the transactions contemplated thereby are qualified in their entirety by reference to such agreements as filed as Exhibits 2.1, 2.2, 2.3, 2.4 and 2.5, respectively, hereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Reference is made to Item 1.01 hereof which is hereby incorporated herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01 hereof which is hereby incorporated herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
2.1
Amendment No. 1 to the Asset Purchase Agreement, dated as of December 24, 2008, by and among Avid Technology, Inc., Pinnacle Systems, Inc., Avid Technology GmbH, Avid Development GmbH, Avid Technology International BV and PCTV Corp.

	2.2	Secured Promissory Note, dated as of December 24, 2008, between PCTV Systems S.a.r.l. as Maker and Avid Technology, Inc. as Payee.
2.3
Transition Services Agreement, dated as of December 24, 2008, by and among Hauppauge Digital Europe S.a.r.l., PCTV Systems S.a.r.l., Hauppauge Computer Works, Inc., Avid Technology, Inc., Pinnacle Systems, Inc., Avid Technology GmbH, Avid Development GmbH and Avid Technology International BV.

2.4
Inventory and Product Return Agreement, dated as of December 24, 2008, by and among Avid Technology, Inc., Avid Technology International BV, Hauppauge Computer Works, Inc. and Hauppauge Digital Europe S.a.r.l.

	2.5	Intellectual Property License Agreement, dated as of December 24, 2008, by and among between Avid Technology, Inc., Pinnacle Systems, Inc. and PCTV Systems S.a.r.l.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAUPPAUGE DIGITAL, INC.

Dated: December 24, 2008	By:	/s/ Gerald Tucciarone
Gerald Tucciarone
Chief Financial Officer